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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 30, 1999
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                            VENUS EXPLORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

           0-14334                                   13-3299127
     (COMMISSION FILE NO.)                (IRS EMPLOYER IDENTIFICATION NO.)


                               1250 N.E. LOOP 410
                                   SUITE 1000
                            SAN ANTONIO, TEXAS 78209
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (210) 930-4900




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 1999, EXUS Energy, LLC, a Delaware limited liability company ("EXUS"), owned 50% by EXCO Resources, Inc. ("EXCO") and 50% by Venus Exploration, Inc. ("Venus"), completed the acquisition from Apache Corporation of certain oil and natural gas properties located in Jackson Parish, Louisiana (the "Jackson Parish Properties"). Exco is a publicly-held oil and gas company based in Dallas, Texas. The Jackson Parish Properties include 17 gross (14.25 net) producing wells. EXCO is the named operator of the Jackson Parish Properties and assumed operations of all 17 wells acquired in the transaction. The Jackson Parish Properties include 6,411 gross (5,672 net) developed acres and 1,532 gross (1,148 net) undeveloped acres. As of April 1, 1999, the Jackson Parish Properties were estimated to contain 2,815 barrels of oil ("Bbls") and
66.5 billion cubic feet ("Bcf") of gas. The purchase price, before closing adjustments, was approximately $28.5 million, and after adjustments (the adjustments principally reflect production since March 1, 1999, the effective date of the acquisition), was $27.6 million cash. The purchase price was funded with $14 million drawn under a new credit facility established by EXUS and $14 million of EXUS equity capital. The purchase price was determined based upon arms-length negotiations between Apache Corporation and Venus taking into account reserve estimates and other items customarily considered in acquisitions of this type.

         Purchase and Sale Agreement. The Jackson Parish Properties were acquired pursuant to the terms of a Purchase and Sale Agreement (the "Purchase Agreement"), dated as of May 13, 1999, entered into between Apache Corporation and Venus. At closing of the acquisition, EXUS was assigned Venus' rights and obligations under the Purchase Agreement. The Purchase Agreement includes representations, warranties, covenants and closing conditions customary for transactions of this type.

         Limited Liability Company Agreement. EXCO and Venus have entered into a Limited Liability Company Agreement (the "LLC Agreement"). EXCO and Venus each own a 50% equity interest in EXUS and thereby entitled to a 50% share of the profits and losses of EXUS, subject to special allocations in certain events. EXUS' principal business purpose is initially the management and development of the Jackson Parish Properties. EXCO and Venus have established an area of mutual interest in respect of the Jackson Parish Properties which governs any additional acquisitions of properties by either partner within the area. In addition, the partners may also undertake other acquisitions of oil and gas properties through EXUS.

         EXUS shall be managed by a management committee comprised of two persons designated by EXCO (initially, EXCO's representatives are Douglas H. Miller, its Chairman and Chief Executive Officer, and T.W. Eubank, its President) and two persons designated by Venus (initially, Venus' representatives are Eugene L. Ames, Jr., its Chairman and Chief Executive Officer, and John Y. Ames, its President and Chief Operating Officer). EXUS' officers are: Eugene L. Ames, Jr., Chairman of the Management Committee; T.W. Eubank, President, J. Douglas Ramsey, Vice President and Treasurer; and Richard
E. Miller, Secretary.

         Most actions of the members require majority consent. Certain actions require consent of members holding 66 2/3% of the membership interests including: merger, sale of all of EXUS' assets, liquidation, conversion of the legal form of the entity to another form or amending the LLC Agreement to change any minority membership interest protection.

         EXCO and Venus initially capitalized EXUS with $14 million of equity capital, all of which was applied to fund the purchase of the Jackson Parish Properties. EXUS also arranged a credit facility (discussed in greater detail below) through NationsBank, N.A. to fund a portion of the Jackson Parish

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Properties acquisition, to fund additional development drilling of the properties and to fund additional acquisitions.

         The members have identified to date certain additional development drilling opportunities in the Jackson Parish Properties and have initially budgeted $5.1 million (subject to lender approval) to fund those activities. The LLC Agreement permits the Management Committee to call for additional capital contributions from the members to fund the capital needs of EXUS. Furthermore, either member may propose a Subsequent Operation (as that term is defined in the joint operating agreement between EXUS and EXCO governing operation of the Jackson Parish Properties) on the Jackson Parish Properties. A "Subsequent Operation" would encompass significant drilling activities such as a new well, recompletion of an existing well or workover project. In the event EXCO and Venus are unable to agree to fund the project through EXUS, the proposing member may elect to proceed with the Subsequent Operation in EXUS's name, but the Subsequent Operation will be funded solely by the proposing member. In that event, all expenses, losses, gain or income from the project shall be specially allocated solely to the proposing member until the proposing member has recouped a sum equal to 300% of the additional capital contribution that would have been funded by the non-proposing member had it participated in the project. Thereafter, all losses, expenses, gain or income shall be allocated to the members pro rata according to their equity interest in EXUS.

         The LLC Agreement includes other customary terms including terms governing transfers of membership interests, voting, meetings and tax matters.

         In conjunction with the LLC Agreement, Venus and EXCO have entered into an Agreement Among Members governing transfer of the membership interests (including a right of first refusal) and buy/sell rights in the event of a deadlock between EXCO and Venus on a matter that requires a super-majority vote of the members under the LLC Agreement.

         Convertible Note. Of the initial $14 million of EXUS equity capital, $7 million was provided by EXCO from its cash on hand, and $7 million was provided by Venus from borrowed funds. On June 30, 1999, Venus borrowed $7 million from EXCO under the terms of an $8 million Convertible Promissory Note (the "Note"). The Note provides for borrowings up to $8 million, subject to restrictions on the use of proceeds. As stated above, Venus drew $7 million under this Note to fund Venus' capital contribution to EXUS. The Note provides for additional draws beginning after January 1, 2000 not to exceed $1 million solely to fund additional capital contributions to EXUS and/or to fund the expenses of one equity issuance. Venus is not permitted to draw any of the $1 million until it has obtained the stockholder approval described below. All borrowings under the Note are secured by a first priority lien providing a security interest in the membership interest of Venus in EXUS, and the distribution and income rights of Venus in EXUS and/or to fund the expenses of one equity issuance. The Note provides that advances will bear interest, which can be paid in cash or, at Venus' election, Venus common stock, at a rate of 10% from June 30, 1999 through June 30, 2000, with interest increasing 1% per year through June 30, 2004. Advances will bear interest at a rate of 15% thereafter in the event of default. If interest is paid in Venus common stock, the number of shares to be issued shall be determined by dividing the interest payment due by the average market price of one share of Venus common stock for the twenty trading days immediately preceding the interest payment date. Interest is payable semi-annually commencing on January 1, 2000. The Note matures on July 1, 2004 at which time all of the unpaid principal is due and payable.

         Beginning on July 1, 2000 and continuing until the payment in full of the Note, EXCO, at its option, may convert all or any portion of the outstanding principal balance and accrued interest into shares of Venus common stock for $1.50 per share, subject to adjustment in certain events. On or before December 15, 1999, Venus is required to obtain approval of its stockholders (as required by the rules of the

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Nasdaq SmallCap Market) of the issuance of the Venus common stock which may be issued upon the conversion of principal or accrued interest under the terms of the Note. In the event Venus is unable to obtain such stockholder approval, Venus would be required to prepay $3 million of the Note plus accrued interest thereon. (Venus is currently authorized to issue shares of its common stock upon conversion of up to $4 million of the principal of the Note without such stockholder approval; accordingly the $3 million mandatory prepayment equates to the principal amount EXCO would not be able to convert to Venus common stock if stockholder approval was not obtained.) Alternatively, Venus may elect to transfer membership interests in EXUS held by Venus equal to 21.43% of the aggregate outstanding interests of EXUS (this approximates 3/7 of Venus' equity interest in EXUS) in exchange for a cancellation of $3 million of principal owed under the Note.

         The Note also requires a mandatory prepayment of principal equal to 50% of the net proceeds of each equity issuance by Venus on or after June 30, 1999 (excluding the first $5 million of aggregate net proceeds of all equity issuances after June 30, 1999). Venus may also voluntarily prepay any or all of the Note (subject to a prepayment penalty of 3.57% of the principal prepaid for any prepayment occurring on or prior to July 1, 2000).

         The Note contains other customary terms including certain representations, affirmative covenants (such as conduct of Venus' business, reports to EXCO, compliance with laws), negative covenants (including no purchase or redemption of Venus' common stock and no sale, transfer, mortgage or pledge of the collateral securing the Note), and events of default (including failure to pay principal or interest as required, violation of covenants in the Note, bankruptcy, change of control of Venus, or default under Venus' secured credit facility). An event of default would occur if Venus is unable to obtain stockholder approval.

         The shares which may be issued under the terms of the Note are subject to a Registration Rights Agreement dated June 30, 1999. The Registration Rights Agreement requires Venus to register with the Securities and Exchange Commission 10,133,333 shares of Venus common stock that may be issuable to EXCO under the Note for resale by EXCO from time to time. The 10,133,333 shares represents (i) 5,333,333 that would be issued if EXCO were to convert $8 million of principal under the Note at $1.50 per share and (ii) 4,800,000 shares assuming Venus were to elect to pay all interest accruing on $8 million principal of the Note at an assumed market price of $1.00 per share. The Registration Rights Agreement provides that a registration statement must be filed with the SEC by September 28, 1999 and effective on or prior to the 120th day following the first issuance of any shares under the Note (which 120 day period may be extended to 210 days if Venus has timely complied with its covenants under the Registration Rights Agreement, but the registration statement is still under review by the Securities and Exchange Commission). The Registration Rights Agreement contains other customary terms and provisions including indemnification for certain facilities under applicable securities laws. A breach of the agreement would constitute an event of default under the Note.

         EXUS Credit Facility. On June 30, 1999, EXUS entered into a credit facility with NationsBank, N.A. as administrative agent and lender. The credit facility provides for borrowings up to $50 million, subject to borrowing base limitations. The bank has sole discretion to determine the borrowing base based on its valuation of EXUS' reserves valued semi-annually.

         The credit facility consists of a regular revolver, which on July 15, 1999, had a borrowing base of $19.5 million. At July 15, 1999, EXUS had approximately $5.5 million available for borrowing under the credit facility. A portion of the borrowing base is available for the issuance of letters of credit. All

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borrowings under the credit facility are secured by a first lien mortgage providing a security interest in substantially all assets owned by EXUS including all mineral interests.

         The credit facility provides that if the aggregate outstanding indebtedness of EXUS is less than 75% of the borrowing base, then advances will bear interest at 1.5% over LIBOR. If the borrowing base usage equals or exceeds 75%, then advances will bear interest at 1.75% over LIBOR.

         Under the terms of the credit facility, EXUS must not permit its consolidated current assets to its consolidated current liabilities to be less than 1.0 to 1.0 at any time. Furthermore, EXUS must not incur or pay general and administrative expenses in an aggregate amount exceeding $100,000 during the period from June 30, 1999 through December 31, 1999, or $200,000 during any fiscal year thereafter. On July 15, 1999, EXUS was in compliance with both the current ratio covenant and the general and administrative expense covenant.

         Commencing on September 25, 1999 and continuing each month thereafter until maturity, EXUS shall make mandatory prepayments on the credit facility in an amount equal to 50% of EXUS' Net Revenues (as defined in the credit facility) for the immediately preceding calendar month. Each such payment shall be applied first to accrued but unpaid interest and then to principal. However, if a borrowing base deficiency were to exist after giving effect to a redetermination, then EXUS would have to do one of the following:

         o eliminate the borrowing base deficiency by making a single mandatory prepayment of principal on the revolving loan in an amount equal to the entire amount of the borrowing base deficiency on the first monthly date following the date on which the borrowing base deficiency is determined to exist;

         o eliminate the deficiency by making six consecutive mandatory prepayments of principal on the revolving loan each of which shall be in the amount of one sixth (1/6th) of the amount of the borrowing base deficiency commencing on the first monthly date following the date on which the borrowing base deficiency is determined to exist and continuing on each monthly date thereafter; or

         o eliminate the borrowing base deficiency by submitting additional mineral interests to the banks on the first monthly date following the date on which the borrowing base deficiency is determined to exist for evaluation as borrowing base properties which the banks, in their sole discretion, determine have a value sufficient to increase the borrowing base by at least the amount of the borrowing base deficiency.

         The credit facility matures on June 30, 2002. The next borrowing base redetermination is scheduled for January 1, 2000, and on or about each April 30 and October 31, thereafter. EXUS may seek additional borrowing capacity at that time for its development drilling program. However, we and EXUS cannot assure you that the current development program of EXUS will result in increased collateral values or that these values will enable us to borrow the funds EXUS needs to continue the program.

         The credit facility contains a number of covenants affecting the liquidity and capital resources of EXUS, including restrictions on the ability to incur indebtedness at any time in an amount exceeding $25,000 or to pledge assets outside of the credit facility, the maintenance of a current ratio, limitations on general and administrative expenses, and restrictions on the payment of dividends on the equity capital units of EXUS.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  As permitted by Form 8-K, the required historical financial statements in respect of the Jackson Parish Properties will be filed by amendment to this Form 8-K no later than September 13, 1999.

         (b)      Pro Forma Financial Information.

                  As permitted by Form 8-K, the required pro forma financial information in respect of the Jackson Parish Properties will be filed by amendment to this Form 8-K no later than September 13, 1999.

         (c)      Exhibits.

                  Number            Document

                  10.1 Purchase and Sale Agreement between Apache Corporation as seller, and Venus Exploration, Inc., buyer, dated May 13, 1999.

                  10.2 Credit Agreement among EXUS Energy, LLC, as borrower, NationsBank, N.A., as administrative agent, and financial institutions listed on Schedule I, dated June 30, 1999.

                  10.3 Limited Liability Company Agreement of EXUS Energy, LLC, dated June 30, 1999.

                  10.4 Convertible Promissory Note made by Venus Exploration, Inc. in favor of EXCO Resources, Inc., dated June 30, 1999.

                  10.5 Pledge Agreement made by Venus Exploration, Inc. for the benefit of EXCO Resources, Inc., dated June 30, 1999.

                  10.6 Registration Rights Agreement between EXCO Resources, Inc. and Venus Exploration, Inc., dated June 30, 1999.

                  10.7 Agreement Among Members between EXCO Resources, Inc. and Venus Exploration, Inc., dated June 30, 1999.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       VENUS EXPLORATION, INC.


                                       By: /s/ PATRICK A. GARCIA
                                           -------------------------------------
                                           Patrick A. Garcia,
                                           Chief Financial Officer and Treasurer

Dated: July 15, 1999

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                                Index To Exhibits


         Exhibit No.                Description
         -----------                -----------

            10.1                    Purchase and Sale Agreement between Apache Corporation as seller, and
                                    Venus Exploration, Inc., buyer, dated May 13, 1999.

            10.2                    Credit Agreement among EXUS Energy, LLC, as borrower, NationsBank,
                                    N.A., as administrative agent, and financial institutions listed on
                                    Schedule I, dated June 30, 1999.

            10.3                    Limited Liability Company Agreement of EXUS Energy, LLC, dated June 30,
                                    1999.

            10.4                    Convertible Promissory Note made by Venus Exploration, Inc. in favor of
                                    EXCO Resources, Inc., dated June 30, 1999.

            10.5                    Pledge Agreement made by Venus Exploration, Inc. for the benefit of
                                    EXCO Resources, Inc., dated June 30, 1999.

            10.6                    Registration Rights Agreement between EXCO Resources, Inc. and Venus
                                    Exploration, Inc., dated June 30, 1999.

            10.7                    Agreement Among Members between EXCO Resources, Inc. and Venus
                                    Exploration, Inc., dated June 30, 1999.